Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement of our report dated July 24, 2006, relating to the consolidated financial statements of API Electronics Group Corp. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Dunwoody LLP

Toronto, Ontario

November 6, 2006